SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FRANKLIN FINANCIAL CORPORATION

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT ON FORM 10-K
SHAREHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS

FRANKLIN FINANCIAL CORPORATION

April 30, 2003

Dear Shareholder:

     This year’s Annual Meeting of Shareholders of Franklin Financial Corporation will be held on Tuesday, May 27, 2003, at 4:00 p.m., at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, Tennessee 37064. You are cordially invited to attend.

     The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

     A copy of the Company’s 2002 Annual Report is also enclosed for your information.

     We look forward to seeing you at the Annual Meeting.

Very truly yours,

Gordon E. Inman Chairman, President and Chief Executive Officer

230 Public Square, Franklin, TN 37064 (615) 790-2265

FRANKLIN FINANCIAL CORPORATION
230 PUBLIC SQUARE
FRANKLIN, TENNESSEE 37064

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2003

     The Annual Meeting of Shareholders of Franklin Financial Corporation (the “Company”) will be held on Tuesday, May 27, 2003, at 4:00 p.m., at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, Tennessee 37064 for the following purposes:

     (1)  To elect seven (7) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

     (2)  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 28, 2003, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

Gordon E. Inman Chairman, President and Chief Executive Officer

Franklin, Tennessee
April 30, 2003

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

FRANKLIN FINANCIAL CORPORATION
230 PUBLIC SQUARE
FRANKLIN, TENNESSEE 37064

ANNUAL MEETING OF SHAREHOLDERS
MAY 27, 2003

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Financial Corporation (the “Company”) for the Annual Meeting of Shareholders to be held on Tuesday, May 27, 2003, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the Annual Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 30, 2003. The address of the principal executive offices of the Company is 230 Public Square, Franklin, Tennessee 37064.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder’s directions specified thereon. Where no direction is specified, proxies will be voted for the election of the nominees named below to constitute the entire Board of Directors. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any matter other than the election of directors, an abstention or broker non-vote would have the effect of a vote against the proposal in question.

     The record of shareholders entitled to vote at the annual meeting was taken on April 28, 2003. On that date, the Company had outstanding and entitled to vote 8,294,822 shares of common stock, no par value, with each share entitled to one vote.

AGENDA ITEM ONE
ELECTION OF DIRECTORS

     Presently, the Board of Directors of the Company consists of seven directors. As a result of the resignations of Stuart C. McWhorter, Richard E. Herrington and Charles R. Lanier in August, September and October of 2002, respectively, the Board of Directors decreased the size of the Board to seven members. The Company’s By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the precise number to be determined from time to time by the Board of Directors. The number of directors to serve for the 2003 fiscal year has been set at seven by the Board. The Board of Directors recommends the election of the seven nominees listed below.

     In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than seven nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the common stock is required for the election of the seven nominees standing for election. With the exception of Mr. Fisher, Ms. Smiley and Mr. Cross, all of the nominees have been directors of the Company since December 1988. Mr. Fisher has been a member of the Board of Directors since January 2002. Ms. Smiley and Mr. Cross have served as directors of the Company since May 2000. Management of the Company has no reason to believe that any nominee will not serve if elected.

     Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

     James W. Cross, IV, age 39, has been the owner and President of Century Construction Company, Inc. since 1983.

     Robert C. Fisher, age 54, has served as President of Belmont University since April 2000. From July 1996 to April 2000, Mr. Fisher served as Vice President of Academic Affairs for Arkansas State University.

     Gordon E. Inman, age 64, has served as Chairman of the Board of the Company since December 1988 and of the Bank since May 1989. In October of 2002, Mr. Inman was appointed President and Chief Executive Officer of the Company. In addition, Mr. Inman was the owner of Inman Realtors, a real estate brokerage firm from 1979 to 1996. Mr. Inman is also a Trustee of Belmont University in Nashville, Tennessee.

     D. Wilson Overton, age 53, is an independent Certified Public Accountant and has been the owner of Wilson Overton CPA and an independent consultant since 1999. From September 1996 through 1999, Mr. Overton was a CPA with and a shareholder of Williams, Crosslin, Sparks & Vanden, P.C. From 1992 to September 1996, Mr. Overton was a shareholder in the regional accounting firm of Home CPA Group, a professional association.

     Edward M. Richey, age 51, has served as the President of Richey Insurance Service, Inc. since 1976. From 1979 to 1997, Mr. Richey was also the owner and a director of Goodman, Inman & Richey, Inc., a weight loss franchise operation, of which he served as President from 1979 to 1986.

     Edward P. Silva, age 60, is an attorney-at-law who has been a partner in the law firm of Hartzog, Silva & Davies since 1974.

     Melody J. Smiley, age 50, is a Certified Public Accountant and has been the sole owner of Melody J. Smiley, CPA, since 1986.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with except that Mr. Stuart McWhorter failed to file on a timely basis one report relating to a sale in August 2002. The report was subsequently filed in September 2002.

     Although it is not the Company’s obligation to make filings pursuant to Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report to the General Counsel of the Company prior to engaging in any transactions in the Company’s Common Stock.

MEETINGS OF THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held seven meetings and acted by unanimous written consent two times during the year ended December 31, 2002. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company’s Board of Directors has two standing committees — the Audit Committee and the Stock Option Committee. The Board of Directors does not have standing nominating or compensation committees, such functions being reserved to the full Board of Directors.

     The Audit Committee presently consists of D. Wilson Overton, James W. Cross, IV, and Melody J. Smiley. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management’s response to these comments. The Audit Committee has adopted a written charter which was included with the Proxy Statement for the Company’s 2001 Annual Meeting of Shareholders. The Audit Committee held four meetings during 2002. The Report of the Audit Committee appears below.

     The Stock Option Committee presently consists of D. Wilson Overton, Edward M. Richey and Edward P. Silva. The Stock Option Committee has been assigned the functions of administering the Company’s stock option plan and granting options thereunder. The Stock Option Committee held no meeting(s) during 2002.

AUDIT COMMITTEE REPORT

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2002, the Audit Committee met four times and discussed the interim financial information contained in each of the Company’s Quarterly Reports on Form 10-Q with the Company’s Chief Financial Officer and Deloitte & Touche LLP prior to filing. In discharging its oversight responsibility as to the audit process, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2002 with management and has discussed with Deloitte & Touche LLP, the independent auditors and accountants for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) with respect to those statements.

     The Audit Committee has received and reviewed the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company’s most recent financial statements. The Audit Committee has also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that these audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     D.     Wilson Overton, James W. Cross, IV and Melody J. Smiley comprise the Audit Committee. Each of Messrs. Overton and Cross and Ms. Smiley are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers Inc.’s listing standards.

Respectfully submitted,

Mr. D. Wilson Overton Mr. James W. Cross, IV Ms. Melody J. Smiley

     The information in the foregoing Report of the Audit Committee shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

Name	Age	Position Held

Gordon E. Inman	64	Chairman of the Board, President and Chief
		Executive Officer
J. Myers Jones, III	52	President of Franklin National Bank
Lisa L. Musgrove	40	Senior Vice President and Chief Financial
		Officer
George J. Regg, Jr.	58	Executive Vice President, Secretary and
		General Counsel
John P. Slayden	50	Senior Vice President

     Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See “Election of Directors” for information with respect to Gordon E. Inman.

     J. Myers Jones, III has served as President and Chief Executive Officer of the Bank since August 1992. From 1989 to 1992, Mr. Jones served as County Executive Officer of NationsBank of Tennessee, N.A.

     Lisa L. Musgrove has served as Senior Vice President and Chief Financial Officer of the Company since March 1999 and as Senior Vice President and Comptroller of the Bank since March 1999. Ms. Musgrove served as Vice President and Comptroller of the Bank from July 1994 to March 1999. Prior to joining the Bank, Ms. Musgrove served in various capacities with Tennessee National Bank from 1989 to 1994, including most recently, Vice President, Controller and Treasurer.

     George J. Regg, Jr. has served as Executive Vice President, Secretary and General Counsel of the Company since February 2001 and as Senior Vice President, Secretary and General Counsel of the Company from November 1997 to January 2001. Mr. Regg served as President of Goodman, Inman, Richey, Inc., a weight loss franchise operation, from 1994 to 1997, and as its Vice President and General Counsel from 1983 to 1994.

     John P. Slayden has served as Senior Vice President and Credit Administrator of the Company since June 1998. Mr. Slayden served as Executive Vice President of First American National Bank from 1982 to 1998.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 15, 2003 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (as defined herein) and (iv) all executive officers and directors of the Company as a group.

	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership(1)	Outstanding Shares

Richard E. Herrington (2)	183,677	2.2%
Gordon E. Inman (3)	4,435,766	46.6%
J. Myers Jones (4)	214,626	2.6%
George J. Regg, Jr. (5)	81,930	1.0%
John P. Slayden (6)	9,537	*
James W. Cross, IV	12,636	*
Robert C. Fisher	300	*
D. Wilson Overton	76,005	*
Edward M. Richey (7)	968,029	11.7%
Edward P. Silva	26,931	*
Melody J. Smiley	11,663	*
All executive officers and directors as a group (11 persons) (8)	5,855,810	60.6%

*	Less than 1%

(1)	Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial Ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Act”). The percentages are based upon 8,294,822 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 8,294,822 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.

(2)	Mr. Herrington resigned as a director and President and Chief Executive Officer of the Company on September 17, 2002. Also includes 40 shares held by the individual retirement account of Mr. Herrington’s wife.

(3)	Includes 1,215,604 shares subject to presently exercisable stock options. Mr. Inman’s business address is 230 Public Square, Franklin, Tennessee 37064.

(4)	Includes 112,872 shares subject to presently exercisable stock options.

(5)	Includes 20,270 shares subject to presently exercisable stock options.

(6)	Includes 7,148 shares subject to presently exercisable stock options.

(7)	Mr. Richey owns 843,709 shares individually and 124,320 shares are owned by Richey Insurance Company, an entity owned by Mr. Richey. Mr. Richey’s address is P. O. Box 277, Franklin, Tennessee 37065.

(8)	Includes 1,372,964 shares subject to presently exercisable stock options.

Change of Control

     As previously reported in its periodic reports filed with the Securities and Exchange Commission, the Company has entered into an Affiliation Agreement (as subsequently amended, the “Agreement”) with Fifth Third Bancorp and Fifth Third Financial Corporation. If completed, the transaction will result in a change in control of the Company with the Company being merged with and into Fifth Third Financial Corporation.

EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years ended December 31, 2002, 2001 and 2000 concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during fiscal 2002 (the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation

				Restricted
				Stock	Number of	All Other
Name and		Salary	Bonus	Awards(2)	Options	Compensation
Principal Position	Year	($)	($)	($)	Awarded (#)	($)

Gordon E. Inman (1)	2002	$220,500	—	$31,500	229,750	$131,553	(3)
Chairman, President and	2001	210,000	—	—	266,666	26,875	(4)
Chief Executive Officer	2000	200,000	—	—	50,000	26,427	(5)
Richard E. Herrington (6)	2002	$165,000	—	$25,130	26,563	$4,555	(7)
President and Chief	2001	167,500	$25,000	—	37,500	14,064	(8)
Executive Officer	2000	152,500	—	—	12,500	9,825	(9)
J. Myers Jones	2002	$139,283	—	$16,643	18,819	$7,033	(10)
President of Franklin	2001	133,101	—	—	25,000	5,711	(11)
National Bank	2000	129,167	—	—	6,250	4,930	(12)
George J. Regg, Jr.	2002	$150,917	—	$17,168	19,078	$9,894	(13)
Executive Vice	2001	137,250	—	—	25,000	7,454	(14)
President, Secretary and	2000	122,500	—	—	2,500	5,775	(15)
General Counsel
John P. Slayden	2002	$104,900	—	$12,583	16,791	$3,430	(16)
Senior Vice President	2001	100,650	—	—	5,000	3,100	(17)
	2000	88,200	—	—	1,250	2,646	(18)

(1)	On October 15, 2002, following the resignation of Mr. Herrington, the Board of Directors appointed Mr. Inman as President and Chief Executive Officer of the Company.

(2)	The amounts under the “Restricted Stock Awards” column represent the market value of restricted shares of Franklin common stock based on the closing price of the common stock on the respective dates of grant. Aggregate restricted stock holdings in terms of number of shares and dollar values as of December 31,

2002, for each Named Executive Officer were as follows: Mr. Inman: 1,800, $41,274; Mr. Herrington: 0, $0; Mr. Jones: 951, $21,806; Mr. Regg: 981, $22,494; and Mr. Slayden: 719, $16,487. The restrictions on these shares of common stock lapse in equal increments over a period of four years and each share earns dividends as they are declared and paid by the Board of Directors.

     (3)  Includes $10,153 paid in 2002 to Mr. Inman in lieu of cafeteria plan benefits, $5,500 in matching contributions under the Company’s 401(k) plan, $17,000 awarded to Mr. Inman as compensation for his services as a director of the Company and the Bank, and a $900 auto allowance. Also includes $70,000 recognized as compensation for the receipt of an automobile and $28,000 as compensation for club membership dues paid on his behalf.

     (4)  Includes $10,525 paid in 2001 to Mr. Inman in lieu of cafeteria plan benefits and $5,031 in matching contributions under the Company’s 401(k) plan. Also includes $11,319 as the value of 770 shares of common stock awarded to Mr. Inman as compensation for his services as a director of the Company and the Bank, and a $2,100 auto allowance.

     (5)  Includes $9,577 paid in 2000 to Mr. Inman in lieu of cafeteria plan benefits and $5,000 in matching contributions under the Company’s 401(k) plan. Also includes $7,350 as the value of 700 shares of common stock awarded to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $4,500 auto allowance.

     (6)  On September 17, 2002, Mr. Herrington resigned as President and Chief Executive Officer of the Company.

     (7)  Includes $4,555 paid in 2002 to Mr. Herrington in matching contributions under the Company’s 401(k) plan.

     (8)  Includes $5,170 paid in 2001 to Mr. Herrington in matching contributions under the Company’s 401(k) plan, $8,894 as the value of 605 shares of common stock awarded to Mr. Herrington as compensation for his service as a director of the Company and the Bank.

     (9)  Includes $4,575 paid in 2000 to Mr. Herrington in matching contributions under the Company’s 401(k) plan and $5,250 as the value of 500 shares of common stock awarded to Mr. Herrington as compensation for his service as a director of the Company and the Bank.

     (10)  Includes $4,533 paid in 2002 to Mr. Jones in matching contributions under the Company’s 401(k) plan and $2,500 awarded to Mr. Jones as compensation for his service as a director of the Bank.

     (11)  Includes $4,094 paid in 2001 to Mr. Jones in matching contributions under the Company’s 401(k) plan and $1,617 as the value of 110 shares of common stock awarded to Mr. Jones as compensation for his service as a director of the Bank.

     (12)  Includes $3,880 paid in 2000 to Mr. Jones in matching contributions under the Company’s 401(k) plan and $1,050 as the value of 100 shares of common stock awarded to Mr. Jones as compensation for his service as a director of the Bank.

     (13)  Includes $4,894 paid in 2002 to Mr. Regg in matching contributions under the Company’s 401(k) plan and $5,000 awarded to Mr. Regg as compensation for his service as an officer of the Company.

     (14)  Includes $4,220 paid in 2001 to Mr. Regg in matching contributions under the Company’s 401(k) plan and $3,234 as the value of 220 shares of common stock awarded to Mr. Regg as compensation for his service as an officer of the Company.

     (15)  Includes $3,675 paid in 2000 to Mr. Regg in matching contributions under the Company’s 401(k) plan and $2,100 as the value of 200 shares of common stock awarded to Mr. Regg as compensation for his service as an officer of the Company.

     (16)  Includes $3,430 paid in 2002 to Mr. Slayden in matching contributions under the Company’s 401(k) plan.

     (17)  Includes $3,100 paid in 2001 to Mr. Slayden in matching contributions under the Company’s 401(k) plan.

     (18)  Includes $2,646 paid in 2000 to Mr. Slayden in matching contributions under the Company’s 401(k) plan.

Director Compensation

     The Company awarded $2,500 to each outside director of the Company as compensation for his service as a director of the Company during 2002. Gordon Inman received $17,000 as compensation for his service as Chairman of the Board of Directors of the Company. The Bank’s outside directors currently receive a fee of $1,000 per month. In addition, each director of the Bank (other than J. Myers Jones) was awarded $1,250 as compensation for his service as a director of the Bank during 2002. Mr. Jones was awarded $2,500 as compensation for his service as a director of the Bank during 2002. Compensation to be paid to directors of the Company and the Bank during fiscal 2003 has not yet been established.

Employment Agreement

     On January 1, 2000, the Company entered into an employment agreement with Gordon E. Inman, pursuant to which Mr. Inman serves as Chairman of the Board. The employment agreement is for a term of five years, expiring on December 31, 2004, and provides for automatic renewal for a period of one additional year unless the Company gives prior written notice that the agreement shall not be so extended. The agreement provides for Mr. Inman to be paid an initial annual base salary of $200,000, with the amount of the base salary to be increased annually by 5%. The agreement also provides for the annual grant of stock options to Mr. Inman. These options are to be granted by the Board of Directors of the Company. The agreement also provides for Mr. Inman to receive the use of a Company automobile, as well as health, disability and life insurance.

Stock Option Plan

     On April 18, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the “2000 Plan”), which was subsequently approved by the Company’s shareholders on May 16, 2000. The 2000 Plan was established for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the Stock Option Committee (the “Committee”). The Plan provides for the grant of incentive and non-qualified stock options to purchase up to 1,875,000 shares of Common Stock at the discretion of the Committee. The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (i) the date which is the tenth anniversary of the date the option is granted, or (ii) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

     The following table provides certain information concerning individual grants of stock options made during the fiscal year ended December 31, 2002 to each of the Named Executive Officers.

					Potential Realizable Value at
		% of Total			Assumed Annual Rates of
		Options			Stock Price Appreciation For
	Number	Granted to	Exercise		Option Term
	of Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal Year	($ Per Share)	Date	5%	10%

Gordon E. Inman	200,000	40.3%	$15.50	1/3/17	$3,344,677	$9,849,469
Gordon E. Inman	29,750	6.0%	15.50	1/3/12	289,999	734,914
Richard E. Herrington(2)	26,563	5.4%	15.50	1/3/12	258,933	656,186
J. Myers Jones	18,819	3.8%	15.50	1/3/12	183,445	464,886
George J. Regg, Jr.	19,078	3.8%	15.50	1/3/12	185,970	471,284
John P. Slayden	16,791	3.4%	15.50	1/3/12	163,676	414,788

(1)	Options granted to Messrs. Inman and Herrington in the amounts of 214,000 and 14,000, respectively, are immediately exercisable. Options granted to Messrs. Inman and Herrington in the amounts of 15,750 and 12,563, respectively, are exercisable in increments of 20% per year over a period of four years. Options granted to Messrs. Jones, Regg and Slayden are exercisable in increments of 20% per year over a period of four years.

(2)	As a result of Mr. Herrington’s resignation from all positions with the Company on November 30, 2002, all of Mr. Herrington’s options have expired.

     The following table presents information regarding options exercised during 2002 and the value of unexercised options and warrants held at December 31, 2002 by the Named Executive Officers. There were no SARs outstanding during fiscal 2002.

			Number of	Value of Unexercised In-
			Unexercised Options	The-Money Options at
	Shares		at Fiscal Year End	Fiscal Year End(1)
	Acquired		Exercisable/	Exercisable /
Name	on Exercise	Value Realized	Unexercisable (#)	Unexercisable ($)

Gordon E. Inman	—	—	1,211,666/15,750	$16,054,675/$117,023
Richard E. Herrington (2)	10,000	$215,550	286,787/0	4,444,067/0
J. Myers Jones	13,333	265,727	128,167/18,819	1,927,806/139,825
George J. Regg, Jr.	—	—	9,100/41,978	91,418/413,517
John P. Slayden	—	—	1,650/21,641	17,145/182,175

(1)	Dollar values calculated by determining the difference between the estimated fair market value of the Company’s common stock at December 31, 2002 ($22.93) and the exercise price of such options.

(2)	As a result of Mr. Herrington’s resignation from all positions with the Company on November 30, 2002, all of Mr. Herrington’s options have expired.

Restricted Stock Plan

     On April 17, 2001, the Board adopted the Franklin Financial Corporation 2001 Key Employee Restricted Stock Plan (the “Restricted Stock Plan”), which was subsequently approved by the Company’s shareholders on May 15, 2001. The Restricted Stock Plan was established to further enable the Company to attract and retain individuals with the talent to perform services that advance the interests of the Company. The Restricted Stock Plan authorizes the Company to issue up to 250,000 shares of the Company’s common stock to top executives or key management of the Company and its subsidiaries. Shares issued under the Restricted Stock Plan are restricted for a specific period or periods determined by the committee of the Board of Directors which administers the Restricted Stock Plan (the “Committee”) and set forth in the agreement that evidences the restricted stock grant. During the period or periods of restriction, the shares of restricted stock granted may not be sold, transferred, pledged, assigned or otherwise disposed of. The Committee may establish additional restrictions, which will be set forth in the restricted stock award agreement, including a stipulated price for each share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of performance goals, or any other restriction permissible under federal and state securities laws. Shares issued pursuant to the Restricted Stock Plan become freely transferable by the participant after the last day of the period or periods of restriction.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors does not have a Compensation Committee, the functions which would be served by such a committee being reserved to the entire Board of Directors. Gordon E. Inman, the

Company’s Chairman of the Board, President and Chief Executive Officer is an executive officer who is also a member of the Company’s Board of Directors.

     In January 1989, the organizers of the Company entered into an agreement with Gordon E. Inman, the Chairman, President and Chief Executive Officer of the Company and Chairman of the Board of the Bank, to lease a two-story office building and property located adjacent to same. Since 1989, the Company and Mr. Inman entered into several addendums to the lease agreement providing for the lease of additional space in the building. The monthly rental on the office building is presently $39,933, with increases to be made on an annual basis based on any increase in the Consumer Price Index (“CPI”) during the previous year. The ground lease with respect to the property adjacent to the building requires that the Company pay a monthly rental of $635, with increases to be made on an annual basis based on the increase in the CPI during the previous year. In December 1993, the Bank entered into an agreement with Mr. Inman for the lease of office/warehouse space on Main Street in Franklin, Tennessee. As amended, the monthly rental on this facility is presently $10,171, with increases to be made on an annual basis based on any increase in the CPI during the previous year. In 2000, the Bank also entered into a lease agreement with Mr. Inman for an additional building on Main Street in Franklin, Tennessee with a monthly rental of $4,446. Lease payments to Mr. Inman by the Company with respect to such properties totaled $657,465 during 2002 and $643,393 during 2001.

CERTAIN TRANSACTIONS

     For information regarding transactions between the Company and Mr. Inman, see “Executive Compensation — Compensation Committee Interlocks and Insider Participation.”

     The Bank has made outstanding loans to certain of the Company’s directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement and the Shareholder Return Performance Graph, in whole or in part, the following Report of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

REPORT OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

     In accordance with proxy statement rules of the Securities and Exchange Commission, the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year. As the Board of Directors does not have a standing compensation committee, such functions are performed by the entire Board of Directors.

     It is the Board of Director’s responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Company and its subsidiaries. In formulating its compensation policy and decisions, the Board of Directors endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company’s annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Company’s executive compensation program generally consists of base salary and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed annually and, following a review of the Company’s performance during the previous fiscal year, the individual’s contribution to that performance and the individual’s level of responsibility, adjusted accordingly. In order to align executive officers’ interests more closely with the interests of the shareholders of the Company, the Company’s long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and reviewed by the Board of Directors. The Stock Option Committee may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

     In approving the compensation paid in 2002 to Mr. Inman, the Company’s Chief Executive Officer, the Board of Directors considered the following factors:

     (i)  the reasonableness of Mr. Inman’s salary relative to that of chief executive officers of similarly placed public companies and financial institutions;

     (ii)  Mr. Inman’s contribution to the overall financial performance of the Company, and his leadership within the Company and the communities it serves.

     With respect to the other executive officers of the Company and its subsidiaries, the Board of Directors considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.

James W. Cross, IV	D. Wilson Overton	Edward P. Silva
Robert C. Fisher	Edward M. Richey	Melody J. Smiley
Gordon E. Inman

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s common stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Bank Index, for the five year period commencing December 31, 1997 and ending December 31, 2002. The graph and the table below assume that the value of an initial investment in the Company’s common stock and each index was $100 on December 31, 1997. The Company’s common stock is not included in either of these indices. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG FRANKLIN FINANCIAL CORPORATION,
NASDAQ STOCK MARKET INDEX AND NASDAQ BANK INDEX

ASSUMES $100 INVESTED ON DECEMBER 31, 1997 IN
FRANKLIN FINANCIAL CORPORATION COMMON STOCK,
NASDAQ STOCK MARKET INDEX AND NASDAQ BANK INDEX

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1997	1998	1999	2000	2001	2002

Franklin Financial Corporation*	$100.00	$234.78	$147.83	$91.30	$140.12	$202.73
Nasdaq Bank Index	$100.00	$102.59	$96.62	$108.17	$118.01	$120.09
Nasdaq Market Index	$100.00	$141.04	$248.76	$156.35	$124.64	$86.94

*	The Company’s common stock began trading on the Nasdaq National Market in May 2001 under the symbol “FNFN.” From November 2000 until May 2001 the Company’s common stock was quoted on the Over-the-Counter Bulletin Board. Prior to November 2000, the Company’s common stock was quoted in the “Pink Sheets,” an inter-broker quotation medium and no organized trading market existed.

INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has served as independent auditors of the Company for the fiscal year ended December 31, 2002.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their representative affiliates (collectively, “Deloitte”) for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the review of the financial statements included in the Company’s Forms 10-Q for that year were $413,840.

     Financial Information Systems Design and Implementation Fees. During 2002, Deloitte did not perform any services with regard to financial information systems design and implementation.

     All Other Fees. The aggregate fees for non-audit services provided by Deloitte for the year ended December 31, 2002 were $37,410.

     Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders to respond to shareholders’ questions and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors of the Company has selected Deloitte as its independent auditors for the 2003 fiscal year.

ANNUAL REPORT ON FORM 10-K

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to Franklin Financial Corporation, P. O. Box 625, Franklin, Tennessee 37065, Attention: Susan S. Lowman. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

SHAREHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Company’s 2004 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by shareholders intended to be presented at the 2004 Annual Meeting must be received by the Company no later than December 31, 2003 in order to be included in the Company’s proxy materials for that meeting. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2004 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by March 16, 2004, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. Such proposals should be directed to Franklin Financial Corporation, Attention: Corporate Secretary, 230 Public Square, Franklin, Tennessee 37064.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of The Board of Directors,

Gordon E. Inman Chairman, President and Chief Executive Officer

Franklin, Tennessee
April 30, 2003

APPENDIX A
FRANKLIN FINANCIAL CORPORATION
230 Public Square
Franklin, Tennessee 37064

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoints Gordon E. Inman and George J. Regg, Jr. or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FRANKLIN FINANCIAL CORPORATION to be held on May 27, 2003, at 4:00 p.m. at the Pineapple Meeting Room of Franklin National Bank, 234 Public Square, Franklin, TN 37064 and any adjournments or postponements thereof:

1.	To elect seven (7) directors for a term of one year and until their successors are elected and have qualified.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

JAMES W. CROSS, IV, ROBERT C. FISHER, GORDON E. INMAN, D. WILSON OVERTON, EDWARD M. RICHEY, EDWARD P. SILVA, AND MELODY J. SMILEY

INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee’s name in the space provided below.

2.	To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

A-1

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE NOMINEES AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

No. of shares owned:

A-2